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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 8 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $0.0001 par value, of Digital Lightwave, Inc.

      This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: May 28, 2004                      BRYAN J. ZWAN


                                         By: /s/ Bryan J. Zwan
                                             -----------------------------------
                                             Name: Bryan J. Zwan



Dated: May 28, 2004                      ZG NEVADA LIMITED PARTNERSHIP

                                         BY: ZG NEVADA, INC., AS GENERAL PARTNER

                                         By: /s/ Bryan J. Zwan
                                             -----------------------------------
                                             Name: Bryan J. Zwan
                                             Title: President


Dated: May 28, 2004                      ZG NEVADA, INC.


                                         By: /s/ Bryan J. Zwan
                                             -----------------------------------
                                             Name: Bryan J. Zwan
                                             Title: President